As filed with the Securities and Exchange Commission on September 12, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Nucor Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-1860817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Rexford Road Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Senior Officers Annual Incentive Plan

Senior Officers Long-Term Incentive Plan

(Full title of the plan)

Terry S. Lisenby

Chief Financial Officer, Treasurer and Executive Vice President

Nucor Corporation

2100 Rexford Road

Charlotte, North Carolina 28211

(Name and address of agent for service)

(704) 366-7000

(Telephone number, including area code, of agent for service)

Copy to:

Ernest S. Delaney, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 47

Charlotte, North Carolina 28202-4003

(704) 331-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common stock	1,000,000 shares	$47.97	$47,970,000	$3,881

(1)	Represents the number of shares of common stock currently reserved for issuance under Nucor Corporation’s Senior Officers Annual Incentive Plan and Senior Officers Long-Term Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.
(2)	Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the highest and lowest prices of the Registrant’s common stock reported on the New York Stock Exchange on September 11, 2003, which prices were $48.79 and $47.14, respectively.
(3)	The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act by multiplying $47,970,000, the proposed maximum aggregate offering price, by $ 0.0000809.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, these documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except as indicated below, the following documents filed by us with the Commission are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 1-4119);

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 5, and July 5, 2003 (File No. 1-4119);

(c)	Our Current Report on Form 8-K dated April 1, 2003 (File No. 1-4119);

(d)	Our Current Reports on Form 8-K dated April 24, and July 25, 2003 (File No. 1-4119)*; and

(e)	The description of our common stock contained in our Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all amendments and reports updating such description (File No. 1-4119).

* The information in these Current Reports on Form 8-K was furnished to the Commission under Items 9 and 12 of Form 8-K. The information in these reports is not deemed to be “filed” for purposes of the Exchange Act. We are not incorporating by reference this information into this Registration Statement and will not incorporate it by reference into any prospectus, registration statement or any of our other filings with the Commission under the Securities Act or the Exchange Act.

From time to time, we may furnish information to the Commission under Item 9 or Item 12 of a Current Report on Form 8-K. The information in such a report is not deemed to be “filed” for purposes of the Exchange Act and will not be incorporated into this Registration Statement or any prospectus, registration statement or any of our other filings with the Commission under the Securities Act, or the Exchange Act unless the information is expressly incorporated by reference into a prospectus, registration statement or our other filings with the Commission.

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In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which furnish information pursuant to Item 9 or Item 12 of such report), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Delaware law, a corporation generally may indemnify directors and officers:

•	for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•	with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Nucor), by reason of the fact that the person is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by us to the fullest extent permitted by Delaware law. The indemnification rights conferred by us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our certificate of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. We are authorized to purchase and maintain insurance on behalf of our directors and officers.

In addition, we may pay expenses incurred by our directors and officers in defending a civil or criminal action, suit or proceeding because they are directors or officers in advance of the final disposition of the action, suit or proceeding. The payment of expenses will be made only if we receive an undertaking by or on behalf of a director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us, as authorized by our certificate of incorporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

Exhibit No.	Description of Document
5	Opinion of Moore & Van Allen PLLC

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page)

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 12, 2003.

NUCOR CORPORATION

By:	/s/ TERRY S. LISENBY
Terry S. Lisenby Chief Financial Officer, Treasurer and Executive Vice President

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POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his or her execution hereof, hereby constitutes and appoints Daniel R. DiMicco and Terry S. Lisenby, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ PETER C. BROWNING Peter C. Browning	Non-Executive Chairman	September 8, 2003

/s/ CLAYTON C. DALEY, JR. Clayton C. Daley, Jr.	Director	September 8, 2003

/s/ DANIEL R. DIMICCO Daniel R. DiMicco	Vice-Chairman, President and Chief Executive Officer	September 11, 2003

/s/ HARVEY B. GANTT Harvey B. Gantt	Director	September 8, 2003

/s/ VICTORIA F. HAYNES Victoria F. Haynes	Director	September 8, 2003

/s/ JAMES D. HLAVACEK James D. Hlavacek	Director	September 10, 2003

/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director	September 9, 2003

/s/ THOMAS A. WALTERMIRE Thomas A. Waltermire	Director	September 8, 2003

/s/ TERRY S. LISENBY Terry S. Lisenby	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial and Accounting Officer)	September 11, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description of Document
5	Opinion of Moore & Van Allen PLLC

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page)